Exhibit 99.2

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007

Operating Revenues:
Electric	$1,467	$1,463
Gas	612	561
Total operating revenues	2,079	2,024

Operating Expenses:
Fuel	302	263
Purchased power	287	373
Gas purchased for resale	459	421
Other operations and maintenance	423	389
Depreciation and amortization	176	183
Taxes other than income taxes	113	102
Total operating expenses	1,760	1,731
Operating Income	319	293

Other Income and Expenses:
Miscellaneous income	21	16
Miscellaneous expense	(4)	(5)
Total other income	17	11

Interest Charges	100	100

Income Before Income Taxes, Minority Interest and Preferred
Dividends of Subsidiaries	236	204

Income Taxes	87	71

Income Before Minority Interest and Preferred Dividends of Subsidiaries	149	133

Minority Interest and Preferred Dividends of Subsidiaries	11	10

Net Income	$138	$123

Earnings per Common Share - Basic and Diluted	$0.66	$0.59

Average Common Shares Outstanding	208.7	206.6

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)
	Three Months Ended
	March 31,
	2008	2007
Cash Flows From Operating Activities:
Net income	$138	$123
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sales of emission allowances	(2)	(4)
Mark-to-market (gain) loss on derivatives	(16)	4
Depreciation and amortization	180	182
Amortization of nuclear fuel	11	9
Amortization of debt issuance costs and premium/discounts	5	5
Deferred income taxes and investment tax credits, net	23	(12)
Minority interest	8	7
Other	(1)	6
Changes in assets and liabilities:
Receivables	(78)	(193)
Materials and supplies	179	158
Accounts and wages payable	(106)	(81)
Taxes accrued	4	77
Assets, other	(25)	19
Liabilities, other	(16)	37
Pension and other postretirement benefit obligations	22	21
Net cash provided by operating activities	326	358

Cash Flows From Investing Activities:
Capital expenditures	(420)	(357)
Nuclear fuel expenditures	(102)	(23)
Purchases of securities - nuclear decommissioning trust fund	(89)	(47)
Sales of securities - nuclear decommissioning trust fund	86	43
Purchases of emission allowances	(2)	(5)
Sales of emission allowances	-	2
Other	-	1
Net cash used in investing activities	(527)	(386)

Cash Flows From Financing Activities:
Dividends on common stock	(133)	(131)
Short-term debt, net	145	341
Dividends paid to minority interest holder	(7)	(5)
Redemptions, repurchases and maturities:
Long-term debt	(19)	(174)
Issuances:
Common stock	46	21
Net cash provided by financing activities	32	52

Net Change In Cash and Cash Equivalents	(169)	24
Cash and Cash Equivalents at Beginning of Year	355	137

Cash and Cash Equivalents at End of Period	$186	$161

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31,	December 31,
	2008	2007

ASSETS
Current Assets:
Cash and cash equivalents	$186	$355
Accounts receivable - trade	656	570
Unbilled revenue	318	359
Miscellaneous accounts and notes receivable	315	280
Materials and supplies	556	735
Other current assets	272	181
Total current assets	2,303	2,480
Property and Plant, Net	15,294	15,069
Investments and Other Assets:
Nuclear decommissioning trust fund	291	307
Goodwill	831	831
Intangible assets	189	198
Regulatory assets	1,149	1,158
Other assets	701	685
Total investments and other assets	3,161	3,179

TOTAL ASSETS	$20,758	$20,728

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$823	$221
Short-term debt	1,617	1,472
Accounts and wages payable	443	687
Taxes accrued	88	84
Other current liabilities	539	438
Total current liabilities	3,510	2,902
Long-term Debt, Net	5,066	5,691
Preferred Stock of Subsidiary Subject to Mandatory Redemption	16	16
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	1,989	2,046
Accumulated deferred investment tax credits	106	109
Regulatory liabilities	1,328	1,240
Asset retirement obligations	569	562
Accrued pension and other postretirement benefits	856	839
Other deferred credits and liabilities	346	354
Total deferred credits and other liabilities	5,194	5,150
Preferred Stock of Subsidiaries Not Subject to Mandatory Redemption	195	195
Minority Interest in Consolidated Subsidiaries	23	22
Stockholders' Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	4,656	4,604
Retained earnings	2,115	2,110
Accumulated other comprehensive income (loss)	(19)	36
Total stockholders' equity	6,754	6,752

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,758	$20,728